UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2007

 PEREGRINE PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-17085	95-3698422
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14282 Franklin Avenue, Tustin, California 92780
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (714) 508-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐            Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 25, 2007, Peregrine Pharmaceuticals, Inc. issued a press release announcing that it has been notified by The Nasdaq Stock Market that for the past 30 business days the Company has not met the $1.00 minimum closing bid price requirement as set forth in Marketplace Rule 4310(c)(4). According to the Nasdaq notice, the Company will be automatically afforded an initial 180 calendar days, or until January 22, 2008, to regain compliance with this requirement. To regain compliance, the closing bid price of the Company’s common stock must meet or exceed $1.00 per share for 10 consecutive business days. This notification has no effect on the Nasdaq listing or trading of the Company's common stock.

According to the Nasdaq market regulations, companies are eligible for an additional 180-day period to regain compliance provided that on the 180th day of the first compliance period, the company demonstrates that it meets the criteria for initial listing set forth in Rule 4310(c), except for the minimum bid price requirement. Peregrine currently meets all other listing requirements set forth in Rule 4310(c).

 On July 25, 2007, the Company issued a press release announcing its receipt of the letter. A copy of the press release is attached hereto as Exhibit 99.1

Item 9.01    Financial Statements and Exhibits.

(c)    Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit Number

99.1	Press Release issued July 25, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEREGRINE PHARMACEUTICALS, INC.

Date: July 25, 2007	By:	/s/ Paul J. Lytle
Paul J. Lytle
Chief Financial Officer

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EXHIBIT INDEX

 Exhibit  Number
Description

99.1	Press Release issued July 25, 2007

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